Exhibit 99.1

Hain Celestial Reports Fiscal Second Quarter 2025 Financial Results

Strong Operating Cash Flow and Reduction in Debt; Positioned to Pivot to Growth in Back Half

Exploring Strategic Options for Personal Care Category

HOBOKEN, N.J., February 10, 2025 — Hain Celestial Group (Nasdaq: HAIN), a leading global health and wellness company whose purpose is to inspire healthier living through better-for-you brands, today reported financial results for its fiscal second quarter ended December 31, 2024.

“Despite challenges in the quarter, we generated strong operating cash flow and further reduced debt. We drove sequential improvement in baby & kids and in our largest category, meal prep. However, sales growth in the quarter was hindered by poor in-store performance in snacks, driven by marketing and promotion effectiveness, and supply chain challenges, both of which we have already taken steps to address. We are confident that the actions taken, combined with promotional timing shifts, confirmed distribution gains, and full infant formula supply, will drive organic net sales growth in the second half of the year," said Wendy Davidson, Hain Celestial President and CEO.

Davidson continued, “The significant progress we have made towards stabilizing our personal care business is driving sequential improvement in gross margin and in sales trends in our core channels of natural and e-commerce. With the goal of further advancing the Focus pillar of our Hain Reimagined strategy and concentrating our portfolio on better-for-you food & beverages, we are exploring strategic options for our personal care business. We believe this is the best path to focus the organization, simplify our business, and create long-term value for shareholders.”

FINANCIAL HIGHLIGHTS*

Summary of Fiscal Second Quarter Results Compared to the Prior Year Period

•
Net sales were $411 million, down 9% year-over-year.
o
Organic net sales, defined as net sales adjusted to exclude the impact of foreign exchange, acquisitions, divestitures, discontinued brands and exited product categories, decreased 7% compared to the prior year period.
▪
The decrease in organic net sales was comprised of a 5-point decrease in volume/mix and a 2-point decrease in price.
•
Gross profit margin was 22.7%, a 20-basis point increase from the prior year period.
o
Adjusted gross profit margin was 22.9%, a 60-basis point decrease from the prior year period.
•
Net loss was $104 million compared to net loss of $14 million in the prior year period.
o
Net loss included aggregate non-cash goodwill and intangible asset impairment charges of $107 million related to U.S. goodwill and personal care intangible assets.
o
Adjusted net income was $8 million, compared to adjusted net income of $11 million in the prior year period.
•
Net loss margin was (25.3%), as compared to net loss margin of (3.0%) in the prior year period.

* This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures and other non-GAAP financial calculations are provided in the tables included in this press release.

o
Adjusted net income margin was 1.8%, as compared to adjusted net income margin of 2.4% in the prior year period.
•
Adjusted EBITDA was $38 million compared to $47 million in the prior year period; Adjusted EBITDA margin was 9.2%, compared to 10.4% in the prior year period.
•
Loss per diluted share was $1.15 compared to loss per diluted share of $0.15 in the prior year period.
o
Adjusted earnings per share (“EPS”) was $0.08 compared to adjusted EPS of $0.12 in the prior year period.

Cash Flow and Balance Sheet Highlights

•
Net cash provided by operating activities in the fiscal second quarter was $31 million compared to $21 million in the prior year period.
•
Free cash flow was $25 million in the fiscal second quarter compared to $15 million in the prior year period.
•
Total debt at the end of the fiscal second quarter was $729 million down from $744 million at the beginning of the fiscal year.
•
Net debt at the end of the fiscal second quarter was $672 million compared to $690 million at the beginning of the fiscal year.
•
The company ended the second quarter with a net secured leverage ratio of 4.1x as calculated under our amended credit agreement.

SEGMENT HIGHLIGHTS

The company operates under two reportable segments: North America and International.

	Net Sales
	Q2 FY25					Q2 FY25 YTD
	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y
North America	229	-14%	-5%	0%	-9%	460	-13%	-5%	0%	-8%
International	182	-2%	0%	2%	-4%	346	-2%	0%	2%	-4%

Total	411	-9%	-3%	1%	-7%	806	-8%	-3%	1%	-6%
* May not add due to rounding

[1] Reflects the impact within reported net sales growth of the following items that are excluded from organic net sales growth: net sales from divested brands (ParmCrisps® and Thinsters® snacks brands and Queen Helene® personal care brand), discontinued brands, and exited product categories.

North America

The fiscal second quarter organic net sales decrease was 9% year-over-year, driven primarily by lower sales in snacks due to in-store marketing activation and promotion effectiveness as well as by lower sales in personal care.

Segment gross profit in the fiscal second quarter was $57 million, a decrease of 8% from the prior year period. Adjusted gross profit was $58 million, a decrease of 13% from the prior year period. Gross margin was 24.8%, a 170-basis point increase from the prior year period. Adjusted gross margin was 25.2%, a 40-basis point increase from the prior year period. The increases were driven by productivity, partially offset by pricing due to higher trade spend on promotional activities and efforts to execute winning portfolio actions.

Adjusted EBITDA in the fiscal second quarter was $25 million compared to $31 million in the prior year period. The decrease was driven primarily by pricing and deleverage on lower volume, partially offset by productivity. Adjusted EBITDA margin was 11.0% compared to 11.7% in the prior year period.

International

The fiscal second quarter organic net sales decline was 4% year-over-year, due primarily to lower sales in meal prep and short-term service challenges.

Segment gross profit in the fiscal second quarter was $37 million, a 9% decrease from the prior year period. Adjusted gross profit was also $37 million, a decrease of 9%from the prior year period. Gross margin and adjusted gross margin were both 20.0%, a 150- and 160-basis point decrease from the prior year period, respectively. The decrease in each case was primarily due to inflation, deleverage on lower volumes and mix, partially offset by productivity.

Adjusted EBITDA in the fiscal second quarter was $23 million, a decrease of 13% versus the prior year period, as deleverage on lower volume and product mix more than offset productivity. Adjusted EBITDA margin was 12.4%, a 160-basis point decrease from the prior year period.

CATEGORY HIGHLIGHTS

	Net Sales
	Q2 FY25					Q2 FY25 YTD
	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y
Snacks	90	-21%	-8%	0%	-13%	189	-18%	-7%	0%	-11%
Baby & Kids	62	0%	-1%	1%	-1%	122	-1%	-1%	1%	-2%
Beverages	70	-4%	0%	0%	-3%	126	-2%	0%	0%	-2%
Meal Prep	178	-2%	0%	2%	-4%	337	-3%	0%	2%	-4%
Personal Care	13	-47%	-8%	0%	-38%	31	-35%	-10%	0%	-24%

Total	411	-9%	-3%	1%	-7%	806	-8%	-3%	1%	-6%
* May not add due to rounding

[1] Reflects the impact within reported net sales growth of the following items that are excluded from organic net sales growth: net sales from divested brands (ParmCrisps® and Thinsters® snacks brands and Queen Helene® personal care brand), discontinued brands, and exited product categories.

Snacks

The fiscal second quarter organic net sales decline of 13% year-over-year was driven by in-store marketing activation and promotion effectiveness.

Baby & Kids

The fiscal second quarter organic net sales decline of 1% year-over-year represented an improvement from the fiscal first quarter year-over-year decline of 3% as we regained supply of infant formula in all formulations and sizes. This was offset by the impact of SKU simplification driven by the shift to baby food pouches in the U.S.

Beverages

Fiscal second quarter organic net sales were down 3% year-over-year, on supply chain ingredient challenges in tea, which have since been resolved, as well as channel mix in non-dairy beverage in Europe.

Meal Prep

The fiscal second quarter organic net sales decline of 4% year-over-year represented an improvement from the fiscal first quarter decline of 5%. The decline was driven primarily by short-term softness in private label spreads & drizzles, partially offset by growth in yogurt and continued strong growth in the soup brands in both regions.

Personal Care

The fiscal second quarter organic net sales decline was 38% year-over-year, driven primarily by the impact of SKU simplification initiatives as we continue to focus on the execution of our stabilization plan.

FISCAL 2025 GUIDANCE*

“Commercial execution and supply chain challenges drove second quarter results that were below our expectations. We have already taken steps to address these challenges and remain focused on disciplined execution. Recent distribution wins and the recovery of our infant formula supply bolster our belief that we are well positioned to pivot to growth in the back half of the year, however given performance to date and the challenging macroeconomic backdrop we are adjusting our full year outlook,” stated Lee Boyce, CFO.

The company is revising guidance for fiscal 2025 as follows:

•
Organic net sales growth is expected to be down 2 to 4%.
•
Adjusted EBITDA is expected to be flat year-over-year.
•
Gross margin is expected to increase by at least 90 basis points.
•
Free cash flow is expected to be at least $60 million.

* The forward-looking non-GAAP financial measures included in this section are not reconciled to the comparable forward-looking GAAP financial measures. The company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include certain litigation and related expenses, transaction costs associated with acquisitions and divestitures, productivity and transformation costs, impairments, gains or losses on sales of assets and businesses, foreign exchange movements and other items. The unavailable information could have a significant impact on the company’s GAAP financial results.

Conference Call and Webcast Information

Hain Celestial will host a conference call and webcast today at 8:00 AM ET to discuss its results and business outlook. The live webcast and accompanying presentation are available under the Investors section of the company’s corporate website at www.hain.com. Investors and analysts can access the live call by dialing 800-715-9871 or 646-307-1963. The conference ID is 5099081. Participation by the press and public in the Q&A session will be in listen-only mode. A replay of the call will be available approximately shortly after the conclusion of the live call through Monday, February 17, 2025, and can be accessed by dialing 800-770-2030 or 609-800-9909 and referencing the conference access ID: 5099081.

About The Hain Celestial Group

Hain Celestial Group is a leading health and wellness company whose purpose is to inspire healthier living for people, communities and the planet through better-for-you brands. For more than 30 years, Hain has intentionally focused on delivering nutrition and well-being that positively impacts today and tomorrow. Headquartered in Hoboken, N.J., Hain Celestial's products across snacks, baby/kids, beverages, meal preparation, and personal care, are marketed and sold in over 70 countries around the world. Our leading brands include Garden Veggie Snacks™, Terra® chips, Garden of Eatin'® snacks, Hartley’s® Jelly, Earth's

Best® and Ella's Kitchen® baby and kids foods, Celestial Seasonings® teas, Joya® and Natumi® plant-based beverages, Greek Gods® yogurt, Cully & Sully®, Yorkshire Provender®, New Covent Garden® and Imagine® soups, Yves® and Linda McCartney's® (under license) meat-free, and Avalon Organics® personal care, among others. For more information, visit hain.com and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things: our beliefs or expectations relating to our future performance, results of operations and financial condition, including statements related to our ability to expand margins, improve net working capital, reduce debt and improve leverage; our strategic initiatives and business strategy, including statements related to Hain Reimagined, our Hain Reimagined goals and our personal care business; our supply of products contracted for with our contract manufacturers, including infant formula; our supply chain, including the availability and pricing of raw materials; our productivity pipeline; our brand portfolio; and pricing actions and product performance.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; our ability to manage our supply chain effectively; input cost inflation, including with respect to freight and other distribution costs; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers; changes to consumer preferences; customer concentration; our ability to execute our cost reduction initiatives and related strategic initiatives; reliance on independent distributors; risks associated with operating internationally; the availability of organic ingredients; risks associated with outsourcing arrangements; risks associated with geopolitical conflicts or events; our ability to identify and complete acquisitions or divestitures and our level of success in integrating acquisitions; our reliance on independent certification for a number of our products; our ability to attract and retain highly skilled people; risks related to tax matters, including changes in tax policy, tariffs, or import and export controls; impairments in the carrying value of goodwill or other intangible assets; the reputation of our company and our brands; our ability to use and protect trademarks; foreign currency exchange risk; general economic conditions; compliance with our credit agreement; cybersecurity incidents; disruptions to information technology systems; the impact of climate change and related disclosure regulations; liabilities, claims or regulatory change with respect to environmental matters; pending and future litigation, including litigation relating to Earth’s Best® baby food products; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; compliance with data privacy laws; the adequacy of our insurance coverage; and other risks and matters described in our most recent Annual Report on Form 10-K and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including, among others, organic net sales; adjusted gross profit and its related margin; adjusted operating income and its related margin; adjusted net income and its related margin; diluted net income per common share, as adjusted; adjusted EBITDA and its related margin; free cash flow; and net debt. The reconciliations of historic non-GAAP financial measures to the comparable GAAP financial measures are provided in the tables below. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the company’s consolidated financial statements presented in accordance with GAAP.

We define our non-GAAP financial measures as follows:

•
Organic net sales: net sales excluding the impact of acquisitions, divestitures, discontinued brands and exited product categories and foreign exchange. To adjust organic net sales for the impact of acquisitions, the net sales of an acquired business are excluded from fiscal quarters constituting or falling within the current period and prior period where the applicable fiscal quarter in the prior period did not include the acquired business for the entire quarter. To adjust organic net sales for the impact of divestitures, discontinued brands and exited product categories, the net sales of a divested business, discontinued brand or exited product category are excluded from all periods. To adjust organic net sales for the impact of foreign exchange, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year.

•
Adjusted gross profit and its related margin: gross profit, before plant closure related costs, net, warehouse and manufacturing consolidation and other costs, net, and other costs.

•
Adjusted operating income and its related margin: operating loss before certain litigation expenses, net, plant closure related costs, net, warehouse and manufacturing consolidation and other costs, net, productivity and transformation costs, costs associated with acquisitions, divestitures and other transactions, goodwill impairment, intangibles and long-lived asset impairment and other costs.

•
Adjusted net income and its related margin and diluted net income per common share, as adjusted: net loss, adjusted to exclude the impact of certain litigation expenses, net, plant closure related costs, net, warehouse and manufacturing consolidation and other costs, net, productivity and transformation costs, costs associated with acquisitions, divestitures and other transactions, (gains) losses on sales of assets, goodwill impairment, intangibles and long-lived asset impairment, unrealized currency (gains) losses and other costs, and the related tax effects of such adjustments.

•
Adjusted EBITDA and its related margin: net loss before net interest expense, income taxes, depreciation and amortization, equity in net loss of equity-method investees, stock-based compensation, net, unrealized currency gains, certain litigation and related costs, plant closure related costs, net, warehouse and manufacturing consolidation and other costs, net, productivity and transformation costs, costs associated with acquisitions, divestitures and other transactions, (gains) losses on sales of assets, transaction and integration costs, net, goodwill impairment, intangibles and long-lived asset impairment and other adjustments.

•
Free cash flow: net cash provided by operating activities less purchases of property, plant and equipment.

•
Net debt: total debt less cash and cash equivalents.

We believe that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the company’s operations and are useful for period-over-period comparisons of operations. We provide:

•
Organic net sales to demonstrate the growth rate of net sales excluding the impact of acquisitions, divestitures, discontinued brands, and exited product categories and foreign exchange, and believe organic net sales is useful to investors because it enables them to better understand the growth of our business from period to period.

•
Adjusted results as important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our Company and companies in our industry.

•
Free cash flow as one factor in evaluating the amount of cash available for discretionary investments.

•
Net debt as a useful measure to monitor leverage and evaluate the balance sheet.

We discuss the Company’s net secured leverage ratio as calculated under our credit agreement as a measure of our financial condition, liquidity and compliance with our credit agreement. For a description of the material terms of our credit agreement and risks of non-compliance with our credit agreement, see “Liquidity and Capital Resources” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission.

Investor Relations Contact:

Alexis Tessier

Investor.Relations@hain.com

Media Contact:

Jen Davis

Jen.Davis@hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Second Quarter		Second Quarter Year to Date
	2025	2024	2025	2024

Net sales	$411,485	$454,100	$806,081	$879,129
Cost of sales	318,033	351,885	631,019	692,971
Gross profit	93,452	102,215	175,062	186,158
Selling, general and administrative expenses	70,155	73,952	141,483	151,121
Goodwill impairment	91,267	-	91,267	-
Intangibles and long-lived asset impairment	17,986	20,666	18,017	21,360
Productivity and transformation costs	4,190	6,869	9,208	13,272
Amortization of acquired intangible assets	1,753	1,509	3,933	3,464
Operating loss	(91,899)	(781)	(88,846)	(3,059)
Interest and other financing expense, net	12,800	16,138	26,546	29,382
Other (income) expense, net	(4,040)	(42)	1,252	(307)
Loss before income taxes and equity in net loss of equity-method investees	(100,659)	(16,877)	(116,644)	(32,134)
Provision (benefit) for income taxes	2,728	(4,249)	6,251	(9,628)
Equity in net loss of equity-method investees	588	907	743	1,405
Net loss	$(103,975)	$(13,535)	$(123,638)	$(23,911)

Net loss per common share:
Basic	$(1.15)	$(0.15)	$(1.37)	$(0.27)
Diluted	$(1.15)	$(0.15)	$(1.37)	$(0.27)

Shares used in the calculation of net loss per common share:
Basic	90,132	89,811	89,997	89,661
Diluted	90,132	89,811	89,997	89,661

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited and in thousands)

	December 31, 2024	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$56,200	$54,307
Accounts receivable, net	178,312	179,190
Inventories	260,525	274,128
Prepaid expenses and other current assets	53,450	49,434
Total current assets	548,487	557,059
Property, plant and equipment, net	250,735	261,730
Goodwill	825,624	929,304
Trademarks and other intangible assets, net	223,652	244,799
Investments and joint ventures	6,922	10,228
Operating lease right-of-use assets, net	80,726	86,634
Other assets	24,397	27,794
Total assets	$1,960,543	$2,117,548
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$198,541	$188,220
Accrued expenses and other current liabilities	83,168	85,714
Current portion of long-term debt	7,564	7,569
Total current liabilities	289,273	281,503
Long-term debt, less current portion	721,076	736,523
Deferred income taxes	45,571	47,826
Operating lease liabilities, noncurrent portion	74,817	80,863
Other noncurrent liabilities	25,073	27,920
Total liabilities	1,155,810	1,174,635
Stockholders' equity:
Common stock	1,124	1,119
Additional paid-in capital	1,236,702	1,230,253
Retained earnings	453,881	577,519
Accumulated other comprehensive loss	(156,983)	(137,245)
	1,534,724	1,671,646
Less: Treasury stock	(729,991)	(728,733)
Total stockholders' equity	804,733	942,913
Total liabilities and stockholders' equity	$1,960,543	$2,117,548

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	Second Quarter		Second Quarter Year to Date
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(103,975)	$(13,535)	$(123,638)	$(23,911)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	11,020	11,197	22,447	23,502
Deferred income taxes	(445)	(5,522)	(1,116)	(16,791)
Equity in net loss of equity-method investees	588	907	743	1,405
Stock-based compensation, net	3,573	3,376	6,449	7,118
Goodwill impairment	91,267	-	91,267	-
Intangibles and long-lived asset impairment	17,986	20,666	18,017	21,360
(Gain) loss on sale of assets	(1,626)	-	2,308	62
Other non-cash items, net	(1,583)	1,521	(498)	965
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Accounts receivable	2,467	(29,497)	(1,459)	(30,647)
Inventories	1,691	22,589	3,973	15,166
Other current assets	(5,211)	(3,879)	(7,682)	4,882
Other assets and liabilities	(669)	622	(90)	(2,576)
Accounts payable and accrued expenses	15,822	12,210	9,397	34,150
Net cash provided by operating activities	30,905	20,655	20,118	34,685
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(6,382)	(5,829)	(12,139)	(12,735)
Investments and joint ventures, net	2,570	-	2,570	-
Proceeds from sale of assets	1,701	75	13,767	1,332
Net cash (used in) provided by investing activities	(2,111)	(5,754)	4,198	(11,403)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	50,000	76,000	109,000	122,000
Repayments under bank revolving credit facility	(60,000)	(80,000)	(121,000)	(137,000)
Repayments under term loan	(1,875)	(1,875)	(3,750)	(3,750)
Payments of other debt, net	(21)	(20)	(42)	(3,854)
Employee shares withheld for taxes	(956)	(614)	(1,258)	(1,489)
Net cash used in financing activities	(12,852)	(6,509)	(17,050)	(24,093)
Effect of exchange rate changes on cash	(16,595)	7,000	(5,373)	1,119
Net (decrease) increase in cash and cash equivalents	(653)	15,392	1,893	308
Cash and cash equivalents at beginning of period	56,853	38,280	54,307	53,364
Cash and cash equivalents at end of period	$56,200	$53,672	$56,200	$53,672

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Adjusted EBITDA by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q2 FY25	$229,289	$182,196	$-	$411,485
Net sales - Q2 FY24	$267,671	$186,429	$-	$454,100
% change - FY25 net sales vs. FY24 net sales	(14.3)%	(2.3)%		(9.4)%

Gross Profit
Q2 FY25
Gross profit	$56,926	$36,526	$-	$93,452
Non-GAAP adjustments(1)	858	-	-	858
Adjusted gross profit	$57,784	$36,526	$-	$94,310
% change - FY25 gross profit vs. FY24 gross profit	(8.2)%	(9.2)%		(8.6)%
% change - FY25 adjusted gross profit vs. FY24 adjusted gross profit	(13.0)%	(9.5)%		(11.7)%
Gross margin	24.8%	20.0%		22.7%
Adjusted gross margin	25.2%	20.0%		22.9%

Q2 FY24
Gross profit	$61,982	$40,233	$-	$102,215
Non-GAAP adjustments(1)	4,431	125	-	4,556
Adjusted gross profit	$66,413	$40,358	$-	$106,771
Gross margin	23.2%	21.6%		22.5%
Adjusted gross margin	24.8%	21.6%		23.5%

Adjusted EBITDA
Q2 FY25
Adjusted EBITDA	$25,307	$22,526	$(9,940)	$37,893
% change - FY25 adjusted EBITDA vs. FY24 adjusted EBITDA	(18.9)%	(13.3)%	1.2%	(19.6)%
Adjusted EBITDA margin	11.0%	12.4%		9.2%

Q2 FY24
Adjusted EBITDA	$31,218	$25,969	$(10,061)	$47,126
Adjusted EBITDA margin	11.7%	13.9%		10.4%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income per Diluted Share"

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Adjusted EBITDA by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q2 FY25 YTD	$460,429	$345,652	$-	$806,081
Net sales - Q2 FY24 YTD	$527,725	$351,404	$-	$879,129
% change - FY25 net sales vs. FY24 net sales	(12.8)%	(1.6)%		(8.3)%

Gross Profit
Q2 FY25 YTD
Gross profit	$104,210	$70,852	$-	$175,062
Non-GAAP adjustments(1)	1,187	-	-	1,187
Adjusted gross profit	$105,397	$70,852	$-	$176,249
% change - FY25 gross profit vs. FY24 gross profit	(7.7)%	(3.3)%		(6.0)%
% change - FY25 adjusted gross profit vs. FY24 adjusted gross profit	(12.6)%	(3.5)%		(9.2)%
Gross margin	22.6%	20.5%		21.7%
Adjusted gross margin	22.9%	20.5%		21.9%

Q2 FY24 YTD
Gross profit	$112,878	$73,280	$-	$186,158
Non-GAAP adjustments(1)	7,751	125	-	7,876
Adjusted gross profit	$120,629	$73,405	$-	$194,034
Gross margin	21.4%	20.9%		21.2%
Adjusted gross margin	22.9%	20.9%		22.1%

Adjusted EBITDA
Q2 FY25 YTD
Adjusted EBITDA	$37,766	$42,896	$(20,394)	$60,268
% change - FY25 adjusted EBITDA vs. FY24 adjusted EBITDA	(24.4)%	(1.2)%	7.9%	(15.4)%
Adjusted EBITDA margin	8.2%	12.4%		7.5%

Q2 FY24 YTD
Adjusted EBITDA	$49,945	$43,407	$(22,136)	$71,216
Adjusted EBITDA margin	9.5%	12.4%		8.1%

(1) See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income per Diluted Share"

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit and Adjusted Operating Income
(unaudited and in thousands, except per share amounts)

Reconciliation of Gross Profit, GAAP to Gross Profit, as Adjusted:
	Second Quarter		Second Quarter Year to Date
	2025	2024	2025	2024
Gross profit, GAAP	$93,452	$102,215	$175,062	$186,158
Adjustments to Cost of sales:
Plant closure related costs, net	858	2,302	1,187	5,622
Warehouse/manufacturing consolidation and other costs, net	-	811	-	811
Other	-	1,443	-	1,443
Gross profit, as adjusted	$94,310	$106,771	$176,249	$194,034

Reconciliation of Operating Loss, GAAP to Operating Income, as Adjusted:
	Second Quarter		Second Quarter Year to Date
	2025	2024	2025	2024
Operating loss, GAAP	$(91,899)	$(781)	$(88,846)	$(3,059)
Adjustments to Cost of sales:
Plant closure related costs, net	858	2,302	1,187	5,622
Warehouse/manufacturing consolidation and other costs, net	-	811	-	811
Other	-	1,443	-	1,443

Adjustments to Operating expenses(a):
Goodwill impairment	91,267	-	91,267	-
Intangibles and long-lived asset impairment	17,986	20,666	18,017	21,360
Productivity and transformation costs	4,190	6,869	9,208	13,272
Certain litigation expenses, net(b)	1,020	2,091	1,847	3,615
Plant closure related costs, net	-	-	47	(53)
Transaction and integration costs, net	(105)	109	(423)	227
Operating income, as adjusted	$23,317	$33,510	$32,304	$43,238

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses, goodwill impairment, intangibles and long-lived asset impairment and productivity and transformation costs.

(b) Expenses and items relating to securities class action, baby food litigation and SEC investigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Net Income and Adjusted Net Income per Diluted Share
(unaudited and in thousands, except per share amounts)

Reconciliation of Net Loss, GAAP to Net Income, as Adjusted:
	Second Quarter		Second Quarter Year to Date
	2025	2024	2025	2024
Net loss, GAAP	$(103,975)	$(13,535)	$(123,638)	$(23,911)
Adjustments to Cost of sales:
Plant closure related costs, net	858	2,302	1,187	5,622
Warehouse/manufacturing consolidation and other costs, net	-	811	-	811
Other	-	1,443	-	1,443

Adjustments to Operating expenses(a):
Goodwill impairment	91,267	-	91,267	-
Intangibles and long-lived asset impairment	17,986	20,666	18,017	21,360
Productivity and transformation costs	4,190	6,869	9,208	13,272
Certain litigation expenses, net(b)	1,020	2,091	1,847	3,615
Plant closure related costs, net	-	-	47	(53)
Transaction and integration costs, net	(105)	109	(423)	227

Adjustments to Interest and other expense, net(c):
(Gain) loss on sale of assets	(1,626)	-	2,308	62
Unrealized currency (gains) losses	(1,624)	950	(430)	154

Adjustments to Provision (benefit) for income taxes:
Net tax impact of non-GAAP adjustments	(485)	(10,807)	4,308	(15,233)
Net income, as adjusted	$7,506	$10,899	$3,698	$7,369
Net loss margin	(25.3)%	(3.0)%	(15.3)%	(2.7)%
Adjusted net income margin	1.8%	2.4%	0.5%	0.8%

Diluted shares used in the calculation of net loss per common share:	90,132	89,811	89,997	89,661
Diluted shares used in the calculation of adjusted net income per common share:	90,392	90,453	90,233	90,103

Diluted net loss per common share, GAAP	$(1.15)	$(0.15)	$(1.37)	$(0.27)
Diluted net income per common share, as adjusted	$0.08	$0.12	$0.04	$0.08

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses, goodwill impairment, intangibles and long-lived asset impairment and productivity and transformation costs.

(b) Expenses and items relating to securities class action, baby food litigation and SEC investigation.
(c) Interest and other expense, net includes interest and other financing expenses, net, unrealized currency (gains) losses, (gain) loss on sale of assets and other expense, net.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Organic Net Sales Growth by Segment
(unaudited and in thousands)

Q2 FY25	North America	International	Hain Consolidated
Net sales	$229,289	$182,196	$411,485
Less: Impact of divestitures, discontinued brands and exited product categories	4,424	133	4,557
Less: Impact of foreign currency exchange	(758)	3,833	3,075
Organic net sales	$225,623	$178,230	$403,853

Q2 FY24
Net sales	$267,671	$186,429	$454,100
Less: Impact of divestitures, discontinued brands and exited product categories	20,575	295	20,870
Organic net sales	$247,096	$186,134	$433,230

Net sales decline	(14.3)%	(2.3)%	(9.4)%
Less: Impact of divestitures, discontinued brands and exited product categories	(5.3)%	(0.2)%	(3.3)%
Less: Impact of foreign currency exchange	(0.3)%	2.1%	0.7%
Organic net sales decline	(8.7)%	(4.2)%	(6.8)%

Q2 FY25 YTD	North America	International	Hain Consolidated
Net sales	$460,429	$345,652	$806,081
Less: Impact of divestitures, discontinued brands and exited product categories	12,534	351	12,885
Less: Impact of foreign currency exchange	(1,287)	7,668	6,381
Organic net sales	$449,182	$337,633	$786,815

Q2 FY24 YTD
Net sales	$527,725	$351,404	$879,129
Less: Impact of divestitures, discontinued brands and exited product categories	41,548	771	42,319
Organic net sales	$486,177	$350,633	$836,810

Net sales decline	(12.8)%	(1.6)%	(8.3)%
Less: Impact of divestitures, discontinued brands and exited product categories	(5.0)%	(0.1)%	(3.0)%
Less: Impact of foreign currency exchange	(0.2)%	2.2%	0.7%
Organic net sales decline	(7.6)%	(3.7)%	(6.0)%

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Organic Net Sales Growth by Category
(unaudited and in thousands)

Q2 FY25	Snacks	Baby & Kids	Beverages	Meal Prep	Personal Care	Hain Consolidated
Net sales	$89,707	$61,561	$69,814	$177,653	$12,750	$411,485
Less: Impact of divestitures, discontinued brands and exited product categories	485	93	-	2,388	1,591	4,557
Less: Impact of foreign currency exchange	(101)	714	(243)	2,818	(113)	3,075
Organic net sales	$89,323	$60,754	$70,057	$172,447	$11,272	$403,853

Q2 FY24
Net sales	$113,873	$61,613	$72,584	$182,133	$23,897	$454,100
Less: Impact of divestitures, discontinued brands and exited product categories	11,394	476	-	3,245	5,755	20,870
Organic net sales	$102,479	$61,137	$72,584	$178,888	$18,142	$433,230

Net sales decline	(21.2)%	(0.1)%	(3.8)%	(2.5)%	(46.6)%	(9.4)%
Less: Impact of divestitures, discontinued brands and exited product categories	(8.3)%	(0.7)%	0.0%	(0.4)%	(8.2)%	(3.3)%
Less: Impact of foreign currency exchange	(0.1)%	1.2%	(0.3)%	1.5%	(0.5)%	0.7%
Organic net sales decline	(12.8)%	(0.6)%	(3.5)%	(3.6)%	(37.9)%	(6.8)%

Q2 FY25 YTD	Snacks	Baby & Kids	Beverages	Meal Prep	Personal Care	Hain Consolidated
Net sales	$189,182	$122,329	$126,490	$337,045	$31,035	$806,081
Less: Impact of divestitures, discontinued brands and exited product categories	3,778	202	-	4,833	4,072	12,885
Less: Impact of foreign currency exchange	(120)	1,424	66	5,221	(210)	6,381
Organic net sales	$185,524	$120,703	$126,424	$326,991	$27,173	$786,815

Q2 FY24 YTD
Net sales	$230,961	$124,141	$128,732	$347,329	$47,966	$879,129
Less: Impact of divestitures, discontinued brands and exited product categories	23,127	1,132	-	6,042	12,018	42,319
Organic net sales	$207,834	$123,009	$128,732	$341,287	$35,948	$836,810

Net sales decline	(18.1)%	(1.5)%	(1.7)%	(3.0)%	(35.3)%	(8.3)%
Less: Impact of divestitures, discontinued brands and exited product categories	(7.3)%	(0.7)%	0.0%	(0.3)%	(10.5)%	(3.0)%
Less: Impact of foreign currency exchange	(0.1)%	1.1%	0.1%	1.5%	(0.4)%	0.7%
Organic net sales decline	(10.7)%	(1.9)%	(1.8)%	(4.2)%	(24.4)%	(6.0)%

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA
(unaudited and in thousands)

	Second Quarter		Second Quarter Year to Date
	2025	2024	2025	2024

Net loss	$(103,975)	$(13,535)	$(123,638)	$(23,911)

Depreciation and amortization	11,020	11,197	22,447	23,502
Equity in net loss of equity-method investees	588	907	743	1,405
Interest expense, net	11,993	15,333	24,988	27,956
Provision (benefit) for income taxes	2,728	(4,249)	6,251	(9,628)
Stock-based compensation, net	3,573	3,376	6,449	7,118
Unrealized currency gains	(1,624)	(194)	(430)	(159)
Certain litigation expenses, net(a)	1,020	2,091	1,847	3,615
Restructuring activities
Productivity and transformation costs	4,190	6,869	9,208	13,272
Plant closure related costs, net	858	2,302	1,234	4,143
Warehouse/manufacturing consolidation and other costs, net	-	811	-	811
Acquisitions, divestitures and other
(Gain) loss on sale of assets	(1,626)	-	2,308	62
Transaction and integration costs, net	(105)	109	(423)	227
Impairment charges
Goodwill impairment	91,267	-	91,267	-
Intangibles and long-lived asset impairment	17,986	20,666	18,017	21,360
Other	-	1,443	-	1,443
Adjusted EBITDA	$37,893	$47,126	$60,268	$71,216

(a) Expenses and items relating to securities class action, baby food litigation and SEC investigation.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Free Cash Flow
(unaudited and in thousands)

	Second Quarter		Second Quarter Year to Date
	2025	2024	2025	2024

Net cash provided by operating activities	$30,905	$20,655	$20,118	$34,685
Purchases of property, plant and equipment	(6,382)	(5,829)	(12,139)	(12,735)
Free cash flow	$24,523	$14,826	$7,979	$21,950

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Debt
(unaudited and in thousands)

	December 31, 2024	June 30, 2024
Debt
Long-term debt, less current portion	$721,076	$736,523
Current portion of long-term debt	7,564	7,569
Total debt	728,640	744,092
Less: Cash and cash equivalents	56,200	54,307
Net debt	$672,440	$689,785